UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2006 (November 3, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 579-7388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2006, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), announced that the U.S. Patent and Trademark Office (the “USPTO”) had listed the status of the Company’s patent application No. 10/117,709, covering Oracea™ (the “709 Patent Application”) as “allowed”.  This patent covers the use of sub-antimicrobial tetracyclines for the treatment of acne and acne rosacea, including Oracea.  The Company received Food and Drug Administration approval for Oracea on May 26, 2006 and is currently marketing Oracea to the U.S. dermatology community.

In August 2005, the USPTO issued a notice of allowance of the 709 Patent Application.  However, prior to its scheduled issuance in May 2006, the Company requested that the USPTO continue its examination of the 709 Patent Application in light of new references identified by the Company that could be considered relevant.

None of the references submitted by the Company in its request for a continued examination relate to the use of non-antimicrobial tetracyclines for the treatment of acne and acne rosacea.  Consequently, the Company agreed with the USPTO to expedite the process by focusing continuing examination on the use of sub-antimicrobial tetracyclines for the treatment of acne and acne rosacea.  The Company plans to prosecute claims relating to the use of non-antimicrobial tetracyclines to treat acne and acne rosacea, including incyclinide, in a separate divisional patent application, which was filed in 2004 and remains pending.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: November 6, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)